UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

Parametric Sound Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13771 Danielson Street, Suite L
Poway, California 92064

(Address of Principal Executive Offices)

____________________

888-477-2150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 12, 2013, Parametric Sound Corporation (“Parametric”) notified The NASDAQ Stock Market LLC (“NASDAQ”) that Dr. Seth Putterman, a director of Parametric previously considered to be “independent,” had been granted an option vesting over three years for consulting services that was valued in February 2013 at $162,775, which value exceeded the $120,000 compensation limit set forth in NASDAQ Marketplace Rule 5605(a)(2)(B) and therefore precludes Dr. Putterman from being deemed independent according to this rule. As a result, Parametric currently has three independent directors on its six-member Board of Directors (the “Parametric Board”), and thus does not comply with NASDAQ Marketplace Rule 5605(b)(1) which requires the Parametric Board to be comprised of a majority of independent directors. Dr. Putterman has served as a director of Parametric since May 2011. Dr. Putterman does not currently serve, and has not at any time after receipt of the option, served as a member of Parametric’s audit committee or compensation committee.

On November 13, 2013, NASDAQ advised Parametric in a response letter that it has 45 calendar days to submit a plan to regain compliance with NASDAQ Marketplace Rule 5605(b)(1). If Parametric’s compliance plan is accepted, NASDAQ can grant an extension of up to 180 calendar days from November 13, 2013 to evidence compliance.

As previously disclosed in the Current Report on Form 8-K filed by the Company on August 5, 2013 (the “August 5th Form 8-K”) and the Preliminary Proxy Statement filed by the Company on November 4, 2013 (the “Preliminary Proxy Statement”), upon completion of the merger contemplated by the Agreement and Plan of Merger dated August 5, 2013 (the “Merger Agreement”) among Parametric, Paris Acquisition Corp. and VTB Holdings, Inc. (“VTBH”), it is anticipated that Parametric will be a “controlled company” under NASDAQ rules. A “controlled company” under NASDAQ rules is a listed company more than 50 percent of the voting power of which is held by an individual, a group or another company (and which elects to be treated as a “controlled company”). Pursuant to the voting provisions contained in the Stockholder Agreement, as described in more detail in the August 5th Form 8-K and the Preliminary Proxy Statement, following the merger certain stockholders of VTBH will constitute a group controlling more than 50% of the voting power of Parametric’s voting stock, and will elect to have Parametric treated as a “controlled company.” As a “controlled company,” Parametric will be permitted to, and intends to, opt out of NASDAQ Marketplace Rule 5605(b)(1).

If the merger is not consummated (or expected to be consummated) during the period afforded by NASDAQ to regain compliance with NASDAQ Marketplace Rule 5605(b)(1), Parametric intends to regain compliance with such rule by appointing an additional independent director (as yet undesignated) prior to the end of such period.

The consummation of the merger is subject to a number of conditions, including, but not limited to, (i) adoption and approval of the Merger Agreement and the merger by Parametric stockholders in accordance with NASDAQ rules, (ii) the approval of the continued listing application by NASDAQ, (iii) the completion of a qualifying capital raising transaction through the incurrence of debt or the issuance of equity by Parametric, with net proceeds to Parametric of at least $5,000,000 (which Parametric believes it has satisfied through the registered direct offering disclosed in the Current Report on Form 8-K filed on November 13, 2013) and (iv) certain other closing conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2013

Parametric Sound Corporation

By: /s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

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